Exhibit 99.1

NEWS RELEASE

ICF International Elects Two New Members to Board of Directors

FOR IMMEDIATE RELEASE

Media contact: Polly Shannon, pshannon@icfi.com, 703.934.3144

FAIRFAX, Va. (March. 10, 2008) – ICF International (NASDAQ: ICFI) is pleased to announce it has elected Eileen O’Shea Auen and Richard M. Feldt to its board of directors. Both Auen and Feldt have proven track records in growing companies in the healthcare and clean technology fields respectively.

Auen was most recently chief executive officer of APS Healthcare, Inc., a privately held specialty healthcare services company providing care management and behavioral health services to more than 1,000 clients in the public sector and commercial markets. As CEO, she revitalized the company, producing significant growth in both revenue and earnings. Her tenure at APS culminated in the company’s successful sale to GTCR, one of the country’s leading private equity firms. She has also held significant operating roles within the managed care industry, serving as president of Health Net of the Northeast and president of CIGNA Healthcare’s southeast region. Auen received her Master of Business Administration from the Darden Graduate School of Business, University of Virginia.

Since December 2003, Feldt has been chief executive officer of Evergreen Solar, Inc., a cutting edge manufacturer of solar power products with its proprietary, low-cost String Ribbon wafer technology. During his tenure, the company’s market cap has increased from about $40 million to more than $800 million. Before joining Evergreen, Feldt was CEO of Perseid, a research and development start-up that came out of Raytheon Corp. to commercialize proprietary technology for the telecommunications industry. At Symbol Technologies, as senior vice president and general manager of worldwide operations, Feldt built capacity to support revenue growth from $550 million in 1995 to more than $1.1 billion in 1999. Feldt received his bachelor of science in industrial engineering from Northeastern University.

“Eileen and Rick have tremendous experience influencing business strategies in growth companies. This experience will be of great use as ICF grows and expands its services to both commercial and government clients,” said Sudhakar Kesavan, ICF’s chairman and chief executive officer. “They bring a high degree of talent and a passion for success, and we’re very pleased they’ll be serving on our board of directors.”

About ICF International

ICF International (NASDAQ: ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, climate change, environment, transportation, social programs, health, defense, and emergency management markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,000 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

Caution Concerning Forward-looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. For ICF, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. Federal Government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, termination, or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy sector of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.